EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2009 on the financial statements of Beyond Commerce, Inc., appearing on page F-1 of the 2008 Form 10-K Annual Report of Beyond Commerce Inc. for the year ended December 31, 2008.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
April 29, 2009